Exhibit 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER OF
WEBMD CORPORATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of WebMD Corporation (“WebMD”) on Form 10-Q for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kirk G. Layman, Executive Vice President, Administration and Acting Chief Financial Officer of WebMD, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of WebMD.

Dated: August 13, 2003	/s/ Kirk G. Layman

Kirk G. Layman
Executive Vice President, Administration and
Acting Chief Financial Officer

The foregoing certification is being furnished to accompany WebMD Corporation’s Report on Form 10-Q for the Quarterly Period ended June 30, 2003 (the “Report”) solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed as part of the Report or as a separate disclosure document and shall not be deemed incorporated by reference into any other filing of WebMD Corporation that incorporates the Report by reference. A signed original of this written certification required by Section 906 has been provided to WebMD Corporation and will be retained by WebMD Corporation and furnished to the Securities and Exchange Commission or its staff upon request.